UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 7, 2009 (April 6, 2009)

BWAY HOLDING COMPANY

BWAY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33527	55-0800054
DELAWARE	001-12415	36-3624491
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8607 Roberts Drive, Suite 250 Atlanta, Georgia	30350-2237
(Address of principal executive offices)	(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2009, BWAY Corporation (“BWAY”), the principal operating subsidiary of BWAY Holding Company (“BHC”), completed its previously announced offering of $228,538,000 aggregate principal amount of 10% Senior Subordinated Notes due April 15, 2014 (“2014 Notes”) which priced at a discount to par of 87.513%. The 2014 Notes were issued pursuant to an indenture, dated as of April 6, 2009 (the “Indenture”), among BWAY, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The 2014 Notes are unsecured and subordinated to all of BWAY’s existing and future senior debt, including its existing credit facilities. Each of BWAY’s wholly-owned U.S. subsidiaries (the “Guarantors”) will guarantee the 2014 Notes with a guarantee that will be unsecured and subordinated to all existing and future senior debt of each such subsidiary. If any subsidiary of BWAY that is not a Guarantor guarantees certain indebtedness of BWAY in the future, such subsidiary will guarantee the 2014 Notes.

BWAY may redeem the 2014 Notes, in whole or in part, at any time on or after April 15, 2011 at the redemption prices set forth in the 2014 Notes. In addition, prior to April 15, 2011, BWAY may redeem up to 35% of the 2014 Notes with the net proceeds of one or more equity offerings at a redemption price equal to 110% of the principal amount plus accrued interest. If BWAY undergoes a change of control or sells certain of its assets, it may be required to offer to purchase the 2014 Notes from holders at a purchase price equal to 101% of the principal amount plus accrued interest.

The Indenture contains covenants limiting BWAY’s and the Guarantors’ ability to: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends or distributions on capital stock or repurchase capital stock; (iii) make certain investments; (iv) create liens on assets to secure debt; (v) engage in transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets, in each case subject to a number of limitations and exceptions provided in the Indenture.

Upon the occurrence of customary events of default the Trustee or the holders of 25% of the principal amount of the outstanding 2014 Notes may declare the principal of and accrued and unpaid interest on the 2014 Notes to be due and payable. Upon the occurrence of certain bankruptcy events affecting BWAY or certain of its subsidiaries the principal of and accrued and unpaid interest on the 2014 Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The 2014 Notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

In connection with the issuance of the 2014 Notes, BWAY and the Guarantors entered into a registration rights agreement, dated as of April 6, 2009, with the initial purchasers of the 2014 Notes (the “Registration Rights Agreement”), obligating BWAY, to use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) and

cause to become effective a registration statement relating to an offer to exchange the 2014 Notes for new notes evidencing the same continuing indebtedness as the 2104 Notes with terms substantially identical to the 2014 Notes. BWAY will not be required to consummate the exchange offer to the extent that before April 7, 2010 (1) the 2014 Notes are freely tradeable pursuant to Rule 144 under the Securities Act and (2) the restrictive legend has been removed from the 2014 Notes. If applicable interpretations of the staff of the Commission do not permit BWAY to effect the exchange offer, BWAY will be required to use its commercially reasonable efforts to make available an effective shelf registration statement relating to resales of any 2014 Notes. In the event that BWAY defaults on these obligations, it will be required to pay additional interest on the 2014 Notes with respect to which such default exists until the default is cured.

The Indenture, the Form of 2014 Note and the Registration Rights Agreement are filed as Exhibits 4.1, 4.2 and 4.3 to this Form 8-K, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing terms and conditions of the 2014 Notes, the Indenture and the Registration Rights Agreement described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 8.01	Other Events

On April 6, 2009, BWAY used the net cash proceeds from the offering of the 2014 Notes and cash on hand to pre-fund the redemption of its $200,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due October 15, 2010 (the “2010 Notes”), and to satisfy and discharge its obligations under the indenture governing the 2010 Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of April 6, 2009, among BWAY Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 10% Senior Subordinated Note due April 15, 2014.

4.3	Registration Rights Agreement, dated as of April 6, 2009, among BWAY Corporation, the Guarantors named therein, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY HOLDING COMPANY

	By:	/s/ Michael B. Clauer
	Name:	Michael B. Clauer
	Title:	Executive Vice President and Chief Financial Officer
Date: April 7, 2009

BWAY CORPORATION

	By:	/s/ Michael B. Clauer
	Name:	Michael B. Clauer
	Title:	Executive Vice President and Chief Financial Officer
Date: April 7, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of April 6, 2009, among BWAY Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 10% Senior Subordinated Note due April 15, 2014.

4.3	Registration Rights Agreement, dated as of April 6, 2009, among BWAY Corporation, the Guarantors named therein, and Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as initial purchasers.